                        As filed with the Securities and


                     Exchange Commission on April 30, 2002.


                                                               File No. 811-2631
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM N-1A

           REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT [X]
                                     OF 1940


                               AMENDMENT No. 25


                          CHESTNUT STREET EXCHANGE FUND
             (Exact Name of the Registrant as Specified in Charter)

                              400 Bellevue Parkway
                           Wilmington, Delaware 19809
                    (Address of Principal Executive Offices)

                The Registrant's Telephone Number: (302) 792-2555

                                 Edward J. Roach
                              400 Bellevue Parkway
                           Wilmington, Delaware 19809
                     (Name and Address of Agent for Service)

                                    Copy to:

                             Michael P. Malloy, Esq.
                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th and Cherry Streets
                      Philadelphia, Pennsylvania 19103-6996

                                TABLE OF CONTENTS



                                                                                                     PAGE
PART A.   INFORMATION REQUIRED IN A PROSPECTUS

Item 1.   Front and Back Cover Pages...................................................................1
Item 2.   Risk/Return Summary:  Investments, Risks and Performance.....................................1
Item 3.   Risk/Return Summary:  Fee Table..............................................................1
Item 4.   Investment Objectives, Principal Investment Strategies and Related Risks.....................1
Item 5.   Management's Discussion of Fund Performance..................................................2
Item 6.   Management, Organization and Capital Structure...............................................2
Item 7.   Shareholder Information......................................................................4
Item 8.   Distribution Arrangements....................................................................7
Item 9.   Financial Highlights Information.............................................................7

PART B.   INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 10.  Cover Page and Table of Contents.............................................................8
Item 11.  Fund History.................................................................................8
Item 12.  Description of the Fund and its Investments and Risks........................................8
Item 13.  Management of the Fund......................................................................12
Item 14.  Control Persons and Principal Holders of Securities.........................................18
Item 15.  Investment Advisory and Other Services......................................................18
Item 16.  Brokerage Allocation and Other Practices....................................................19
Item 17.  Capital Stock and Other Securities..........................................................20
Item 18.  Purchase, Redemption, and Pricing of Shares.................................................20
Item 19.  Taxation of the Fund........................................................................21
Item 20.  Underwriters ...............................................................................21
Item 21.  Calculation of Performance Data.............................................................22
Item 22.  Financial Statements........................................................................22

PART C.   OTHER INFORMATION

Item 23.  Exhibits....................................................................................23
Item 24.  Persons Controlled by or Under Common Control with the Fund.................................24
Item 25.  Indemnification.............................................................................24
Item 26.  Business and Other Connections of Investment Adviser........................................25
Item 27.  Principal Underwriters......................................................................25
Item 28.  Location of Accounts and Records............................................................25
Item 29.  Management Services.........................................................................26
Item 30.  Undertakings................................................................................26

                  PART A. INFORMATION REQUIRED IN A PROSPECTUS



ITEM 1. FRONT AND BACK COVER PAGES.


                  Inapplicable.


ITEM 2. RISK/RETURN SUMMARY: INVESTMENTS, RISKS AND PERFORMANCE.


                  Inapplicable.


ITEM 3. RISK/RETURN SUMMARY: FEE TABLE.


                  Inapplicable.


ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
RISKS.


         (a) The Fund's investment objectives are to seek long-term growth of capital and, secondarily, current income. The investment objectives stated above may be changed by the Board of Managing General Partners without the approval of a majority of Fund's outstanding voting securities.

         (b) The Fund seeks to achieve its investment objectives by investing in a diversified portfolio of common stocks and securities convertible into common stocks of companies with large market capitalizations. The Fund may also invest in other types of securities for temporary or defensive purposes, including preferred stocks, investment grade bonds and money market obligations such as U.S. Government securities, certificates of deposit and commercial paper. To the extent that the Fund is in a temporary or defensive position, it may not be able to meet its investment objectives. Generally, because many of the Fund's portfolio securities have significant capital gains, the Fund does not sell its portfolio securities; however, sales of portfolio securities may be effected when the investment adviser believes a sale would be in the best interests of the Fund's partners even though capital gains will be realized. Portfolio securities are also disposed of in connection with the redemption of shares in the Fund.

                  Up to 10% of the value of the Fund's total assets may be invested in securities which are subject to legal or contractual restrictions on resale and which the Fund reasonably believes will be saleable after a two year holding period pursuant to Rule 144 under the Securities Act of 1933.

                  The Fund may write exchange-traded covered call options on portfolio securities up to 25% of the value of its assets and may lend portfolio securities. The Fund will not sell securities covered by outstanding options and will endeavor to liquidate its position as an option writer in a closing purchase transaction rather than deliver portfolio securities upon exercise of the option.


         (c) Limited Partners generally are not personally liable for liabilities of the Fund. However, if the Fund were unable to pay its liabilities, recipients of distributions from the Fund could be liable to creditors of the Fund to the extent of such distributions, plus interest.

                  A Limited Partner has no right to take any part in the control of the Partnership business, and the exercise of such control would subject a Limited Partner to the personal liability of a General Partner for obligations of the Fund. Although no absolute assurance can be given due to the lack of specific statutory authority and the fact that there are no authoritative judicial decisions on the matter, the Fund received an opinion from California Counsel that the existence and exercise by the Limited Partners of the voting rights provided for in the Partnership Agreement do not subject the Limited Partners to liability as general partners under the California Act. It is possible, however, that the existence or exercise of such rights, might subject the Limited Partners to such liability under the laws of another state. In the event that a Limited Partner should be found to be liable as a general partner, then, to the extent the assets and insurance of the Fund and of the General Partners were insufficient to reimburse a Limited Partner, he would be required to personally satisfy claims of creditors against the Fund.

                  The net asset value of the Fund's shares on redemption or repurchase may be more or less than the purchase price of the shares depending upon the market value of the Fund's portfolio securities at the time of redemption or repurchase.


ITEM 5. MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.


                  Inapplicable.


ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.


         (a)(1) Under the Advisory Agreement the Fund's investment advisers are PNC Bank, National Association ("PNC Bank"), which has offices at 1600 Market Street,

                  Philadelphia, Pennsylvania 19103 and BlackRock Institutional Management Corporation ("BIMC"), formerly PNC Institutional Management Corporation, located at Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809. BIMC is a majority-owned, indirect subsidiary of PNC Bank. In June 1998, PNC Bank and BIMC restructured their operations and BlackRock Financial Management, Inc. ("BFM"), a majority-owned, indirect subsidiary of PNC Bank, assumed the rights and obligations of PNC Bank under the Advisory Agreement, and BFM effectively became a party to the Advisory Agreement in substitution for PNC Bank.

                  Subject to the supervision of the Fund's Managing General Partners, BIMC manages the Fund's portfolio and is responsible for, makes decisions with respect to, and places orders for, all purchases and sales of the Fund's portfolio securities. BIMC is also required to compute the Fund's net asset value and net income.

                  The Advisory Agreement also provides that, subject to the supervision of the Fund's Managing General Partners and without additional charge to the Fund, PNC Bank (now BFM pursuant to the assumption of rights and obligations referred to above), will on behalf of the Fund: (i) provide BIMC investment research and credit analysis concerning prospective and existing investments of the Fund, (ii) make recommendations to BIMC with respect to the Fund's continuous investment program, (iii) make recommendations to BIMC regarding the amount of the Fund's assets to be invested or held uninvested in cash or cash equivalents, (iv) supply BIMC with computer facilities and operating personnel, (v) provide BIMC with such statistical services as BIMC may reasonably request, and (vi) maintain or cause BIMC to maintain the Fund's financial accounts and records.


                  For the services provided by BIMC and BFM, and the expenses assumed by them under the Advisory Agreement, the Fund has agreed to pay a fee, computed daily and payable monthly, based on the Fund's average net assets. For the fiscal year ended December 31, 2001, the Fund paid an investment advisory fee aggregating .33% of its average daily net assets.

         (a)(2) Steven P. Ralston, CFA and R. Andrew Damm are the persons primarily responsible for the day-to-day management of the Fund's portfolio. Mr. Ralston is a Vice President and senior research analyst on the domestic equity growth team at BFM. Mr. Ralston has been employed by BFM and its affiliates since 1998. Prior to joining BFM, Mr. Ralston was a portfolio manager with General Accident Insurance from 1995 until 1998, and a director of research at First National Bank of Maryland from 1983 until 1995. He is a member of the Financial Analysts of Philadelphia and is a Chartered Financial Analyst. Mr. Damm is a Managing Director and senior portfolio manager on the domestic equity growth team at BFM. Mr. Damm has been employed by PNC Bank and its affiliates since 1995. Previously he was a Senior Investment Strategist with PNC Asset Management Group and a portfolio manager with PNC's Investment Management and Trust Division.

         (a)(3)   Inapplicable.

         (b)      Inapplicable.


ITEM 7. SHAREHOLDER INFORMATION.


         (a) Pricing of Fund Shares. The net asset value per share is determined by BIMC as of the close of business on each day, currently 4 p.m. eastern time. The net asset value per share is computed by taking the total value of all assets of the Fund less its liabilities and dividing by the number of Fund shares outstanding. Securities for which market quotations are readily available are valued at their current market value in the principal market in which such securities are normally traded. These values are normally determined by (i) the last sales price, if the principal market is on the New York Stock Exchange or other securities exchange (or the closing bid price, if there has been no sales on such exchange on that day), or (ii) the most recent bid price, if the principal market is other than an exchange. Securities and other assets for which market quotations are not readily available (including restricted securities) are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Managing General Partners. With respect to call options written on portfolio securities, the amount of the premium received is treated as an asset and amortized over the life of the option, and the price of an option to purchase identical securities upon the same terms and conditions is treated as a liability marked to the market daily. The price of options are normally determined by the last sales price on the principal exchange on which such options are normally traded (or the closing asked price if there has been no sales on such exchange on that day).

         (b)      Inapplicable.

         (c) REDEMPTION OF FUND SHARES. Shares may be redeemed at the option of the investor at any time without charge at their net asset value next computed after receipt by PFPC Inc. ("PFPC"), the Fund's transfer agent and dividend disbursing agent, of a written request for redemption setting forth the name of the Fund and the investor's account number. The request must be accompanied by certificates (if issued) or if certificates have not been issued, by stock powers. The certificate or stock powers must be endorsed by the record owner(s) exactly as the shares are registered and the signature(s) must be guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934. The Fund reserves the right to require that additional documents be furnished in the case of redemptions by other than the registered owner of the shares.


                  Except to the extent shares are redeemed for cash pursuant to the Systematic Withdrawal Plan, the Fund intends to distribute upon redemption securities from its portfolio in-kind, valued at the same value used for purposes of next determining the Fund's net asset value after the receipt of the request for redemption in proper form. The Fund may in its discretion pay part or all of redemption proceeds in cash. When received by the shareholder, the value of the securities from the portfolio may be greater or lesser than the value used in pricing the redemption.


                  The proceeds of redemption will be paid as soon as possible but not later than seven days after the request for redemption is received with the required documentation. The Fund may suspend the right of redemption or delay payment during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings); when trading on that exchange is restricted or an emergency exists which makes disposal or valuation of portfolio securities impracticable; or during such other period as the Securities and Exchange Commission may by order permit.

                  Investors may, by notice in writing to the transfer agent, elect to participate in the Systematic Withdrawal

                  Plan (the "Plan"). Participants in the Plan may elect to receive quarterly in cash as a partial redemption of their shares up to 3/4 of 1% of the net asset value of their shares as of the close of trading on the New York Stock Exchange on the last trading day of each calendar quarter. The Fund does not intend to impose a charge upon investors for participating in the Plan. Participants may withdraw from the Plan at any time by written notice to the transfer agent.

                  The net asset value of the Fund's shares on redemption or repurchase may be more or less than the purchase price of the shares depending upon the market value of the Fund's portfolio securities at the time of redemption or repurchase.

         (d) DIVIDENDS AND DISTRIBUTIONS. Since January 1, 1998, the Fund has been deemed a corporation, rather than a partnership, for federal tax purposes. In connection with this change in its federal tax status, the Fund elected to be taxed as a regulated investment company (a "RIC"). To qualify as a RIC under the Internal Revenue Code (the "Code"), the Fund is required to meet certain income, diversification and distribution requirements. For example, to qualify as a RIC, the Fund must pay as dividends each year at least 90% of its investment company taxable income which includes, but is not limited to, taxable interest, dividends and short-term capital gains less expenses. The Fund intends to continue its historic policy of regular and quarterly dividends and to pay an additional dividend at year end so that total distributions for each year equal 100% of its net investment company taxable income (before the deduction of such dividends). The Fund intends to retain all of its net long-term capital gains.

         (e) TAX CONSEQUENCES. Under the publicly traded partnership rules of the Code, the Fund has been treated as a corporation for federal income tax purposes since January 1, 1998. However, the Fund has elected, and intends to continue to qualify as a RIC under the Code. The Code's RIC provisions provide pass-through treatment of taxable income similar to that provided under the Code's partnership rules. Therefore, to the extent that the Fund's earnings are distributed to its partners as required by the RIC provisions of the Code, the Fund itself will not be required to pay federal income tax.

                  Distributions by the Fund as a RIC that are attributable to ordinary income and short-term capital gains of the Fund will be treated as ordinary income in determining a partner's gross income for tax purposes, whether the partner receives these dividends in cash or shares. The Fund intends to retain all of its net realized long-term capital gains and pay the tax on the gain at the required corporate rate. Each partner will be required to report his allocable portion of the Fund's gain, but each partner will also receive a tax credit for his allocable portion of the tax paid by the Fund. As a result, each partner should receive a federal income tax benefit equal to the difference between the corporate tax rate and the individual tax rate on long-term capital gains. In addition, any retained capital gains, net of tax, would generally increase a partner's investment (and tax basis) in the Fund. The Fund will inform each partner as to the amount and nature of such income or gains. Formerly the Fund, when it was taxed as a partnership, distributed approximately 30% of its net long-term capital gains to provide its partners, who were taxable on all of such gains, with funds with which to pay the capital gains tax. The new policy is designed to achieve substantially the same result.


                  Partners will recognize taxable gain or loss on a sale or redemption of their shares based on the difference between their tax basis in the shares and the amount received for them.


                  Each partner should consult with his tax adviser with specific references to his own tax situation.

         (f)      Inapplicable.



ITEM 8. DISTRIBUTION ARRANGEMENTS.


                  Inapplicable.


ITEM 9. FINANCIAL HIGHLIGHTS INFORMATION.


                  Inapplicable.

PART B. INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION



ITEM 10. COVER PAGE AND TABLE OF CONTENTS.



         (a) This Statement of Additional Information for Chestnut Street Exchange Fund (the "Fund") is not a prospectus and should be read in conjunction with the Fund's Part A dated April 30, 2002. The financial statements and notes thereto included in the Fund's Annual Report are incorporated by reference into this Statement of Additional Information. Copies of the Annual Report may be obtained, without charge by writing the Fund at Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809 or by calling toll free at (800) 852-4750. Capitalized terms used but not defined herein have the same meanings as in the Part A. The date of this Statement of Additional Information is April 30, 2002.


         (b)      Table of Contents                                     Page No.

                  Fund History   .....................................        8
                  Description of the Fund and its Investments
                   and Risks     .....................................        8
                  Management of the Fund..............................       12
                  Control Persons and Principal Holders
                    of Securities.....................................       15
                  Investment Advisory and Other Services..............       15
                  Brokerage Allocation and Other Practices............       16
                  Capital Stock and Other Securities..................       17
                  Purchase, Redemption and Pricing of
                    Shares       .....................................       17
                  Taxation of the Fund................................       18
                  Underwriters   .....................................       18
                  Calculation of Performance Data.....................       19
                  Financial Statements................................       19


ITEM 11. FUND HISTORY.


                  The Fund is a limited partnership organized as of March 23, 1976 under the Uniform Limited Partnership Act of California.


ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS.


         (a) The Fund is a diversified open-end, management investment company.

         (b)      Inapplicable.

         (c)      FUND POLICIES.

                  The Fund's fundamental policies which may not be changed without the approval of a majority of the Fund's outstanding voting securities are as follows:

                  (1) The Fund will not issue any senior securities (as defined in the Investment Company Act of 1940).

                  (2) The Fund will not purchase securities on margin or sell any securities short. The Fund will not purchase or write puts, calls, straddles or spreads with respect to any security except that (i) the Fund may write call options on securities constituting not more than 25% of the value of its assets if the option is listed on a national securities exchange and, at all times while the option is outstanding, the Fund owns the securities against which the option is written or owns securities convertible into such securities, and (ii) the Fund may purchase call options in closing purchase transactions to liquidate its position as an option writer.

                  (3) The Fund will not borrow money except from banks in amounts which in the aggregate do not exceed 10% of the value of its assets at the time of borrowing. This borrowing provision is not for purposes of leverage but is intended to facilitate the orderly sale of portfolio securities to accommodate abnormally heavy redemption requests, and to pay subscription fees due with respect to the exchange without having to sell portfolio securities. Securities may be purchased for the Fund's portfolio while borrowings are outstanding.

                  (4) The Fund will not act as an underwriter (except as it may be deemed such in a sale of restricted securities owned by it).

                  (5) It is not the policy of the Fund to concentrate its investments in any particular industry, but if it is deemed advisable in light of the Fund's investment objectives, up to 25% of the value of its assets may be invested in any one industry. The Fund will not be required to reduce holdings in a particular industry if, solely as a result of price changes, the value of such holdings exceeds 25% of the value of the Fund's total assets.

                  (6) The Fund will not purchase or sell real estate or real estate mortgage loans.

                  (7) The Fund will not purchase or sell commodities or commodity contracts.

                  (8) The Fund will not make loans except by (i) the purchase of debt securities in accordance with its investment objectives and (ii) the loaning of securities against collateral consisting of cash or securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, which is equal at all times to at least 100% of the value of the securities loaned. The Fund will lend portfolio securities only when its investment adviser believes that the net return to the Fund in consideration of the loan is reasonable, that any fee paid for placing the loan is reasonable and based solely upon services rendered, that the loan is consistent with the Fund's investment objectives, and that no affiliate of the Fund or of its investment adviser is involved in the lending transaction or is receiving any fees in connection therewith. The Fund will not have the right to vote securities loaned, but will have the right to terminate such a loan at any time and receive back equivalent securities and to receive amounts equivalent to all dividends and interest paid on the securities loaned.

                  (9)      The Fund will not:

                           (A) Mortgage, pledge or hypothecate its assets except to secure borrowings described in policy 3 and in amounts not exceeding 10% of the value of its assets.

                           (B) Invest more than 5% of its assets at the time of purchase in the securities of any one issuer (exclusive of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities).

                           (C) Purchase securities if such purchase would result in its owning more than 10% of the outstanding voting securities of any one issuer at the time of purchase.

                           (D) Invest in securities of companies which have a record, together with their predecessors, of less than five years of continuous operation.

                           (E) Purchase or hold securities of any company if, to its knowledge, those General Partners of the Fund and those directors and officers above the level of Senior Vice President of its investment adviser beneficially owning more than 1/2 of 1% of the securities of that company, together own beneficially more than 5% of the securities of such company taken at market value.

                           (F) Purchase the securities of other investment companies except that the Fund has accepted for exchange shares of common stock of Coca-Cola International Corporation in accordance with the limitations imposed by the Investment Company Act of 1940.

                           (G) Purchase oil, gas or other mineral leases or partnership interests in oil, gas or other mineral exploration programs.

                           (H) Knowingly purchase or otherwise acquire any equity or debt securities which are subject to legal or contractual restrictions on resale if, as a result thereof, more than 10% of the value of its assets would be invested in such securities.

                           (I) Invest in companies for the purpose of exercising control or management.

                           Any investment policy or restriction in these policies (1)-(9) which involves a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after an acquisition of securities or utilization of assets and results therefrom.

                           The Fund's investment policies which are not deemed fundamental and may be changed without shareholder approval are as follows:

                           The Fund does not intend to engage in any significant degree in short-term trading. Portfolio turnover is not expected to exceed 15%, although the Fund reserves the right to exceed this turnover rate. The tax consequences of a sale of portfolio securities will be considered prior to a sale, but sales will be effected when the investment adviser believes a sale would be in the best interests of the Fund's shareholders even though capital gains will be realized.

                           The Fund will not sell securities covered by outstanding options and will endeavor to liquidate its position as an option writer in a closing purchase transaction rather than by delivering portfolio securities upon exercise of the option.

         (d)      Inapplicable.


         (e) Portfolio Turnover. For the fiscal years ended December 31, 2001 and 2000, the Fund's portfolio turnover rates were 0.00% and 1.77%, respectively.



ITEM 13. MANAGEMENT OF THE FUND.



         (a) The Managing General Partners and officers of the Fund, their addresses, ages, principal occupations during the past five years and other affiliations are:





Name, Address and Age       Position with the Fund    Principal Occupations              Number of Portfolios     Other
                            and Length of             During Past 5 Years                in Fund Complex(1)       Directorships(2)
                            Time Served               and Current Affiliations           Overseen by Managing     Held by Managing
                                                                                         General Partners         General Partner
------------------------------------------------------------------------------------------------------------------------------------
Interested Managing
General Partners
------------------------------------------------------------------------------------------------------------------------------------
Richard C. Caldwell         Managing General          Advisory Director, PNC Florida,
3305 Flamingo Drive         Partner since 1997        FSB; Advisory Director in
Vero Beach, FL 32964                                  Philadelphia and Southern New                  1                 None
Age: 57                                               Jersey region for PNC Bank;
                                                      Consultant for PNC Florida;
                                                      Retired; Chairman, Florida
                                                      Advisory Council; formerly,
                                                      President and Chief Executive
                                                      Officer, PNC Bank FSB from May,
                                                      1998 until July, 1999; former
                                                      Executive Vice President, PNC
                                                      Bank from July 1990 to April
                                                      1998; former Director of various
                                                      affiliates and subsidiaries of
                                                      PNC Bank, including BIMC from
                                                      September 1994 until February
                                                      1998; Director, JLC, Inc. since
                                                      February, 1996 (investment
                                                      holding company); Director, DR
                                                      Inc. since April 1994
                                                      (investment holding company).
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Edward J. Roach*            Managing General          Certified Public Accountant;
400 Bellevue Parkway        Partner since 2000,       Partner of the accounting firm
Wilmington, DE  19809       President since 2002,     of Main Hurdman until 1981; Vice               1                 None
Age: 77                     Treasurer since 1981      Chairman of the Board, Fox Chase
                                                      Cancer Center; Former Director,
                                                      Biotrol USA, Inc.; President,
                                                      Vice President and/or Treasurer
                                                      of 2 other investment companies
                                                      advised by BIMC; Director, The
                                                      Bradford Funds, Inc. until 2000;
                                                      former Treasurer and/or Vice
                                                      President of 6 other investment
                                                      companies advised by BIMC until
                                                      1998.
------------------------------------------------------------------------------------------------------------------------------------
Disinterested Managing
General Partners
------------------------------------------------------------------------------------------------------------------------------------
Robert R. Fortune           Managing General          Financial Consultant; Former
2920 Ritter Lane            Partner since 1976,       Chairman, President and Chief
Allentown, PA  18104        Chairman since 1994       Executive Officer, Associated
Age: 85                                               Electric & Gas Insurance                       1                 None
                                                      Services Limited from 1984 to
                                                      1993; Member of the Financial
                                                      Executives Institute and
                                                      American Institute of Certified
                                                      Public Accountants; former
                                                      Director or Trustee of 4 other
                                                      investment companies advised by
                                                      BIMC.
------------------------------------------------------------------------------------------------------------------------------------
Langhorne B. Smith          Managing General          President and Director, The
Suite 400                   Partner since 1997        Sandridge Corporation (private
Plymouth Meeting                                      investment company); Director,
Executive Campus                                      Claneil Enterprises, Inc.
630 Germantown Pike                                   (private investment company).                  1                 None
Plymouth Meeting, PA
19462
Age: 65
------------------------------------------------------------------------------------------------------------------------------------
David R. Wilmerding, Jr.    Managing General          Chairman, Wilmerding &
Rosemont Business Ctr.,     Partner since 1976        Associates (investment advisers)              44                 None
919 Conestage Road                                    since February 1989; Director,
Rosemont, PA 19010                                    Beaver Management Corporation;
Wilmerding & Associates                               Director, Mutual Fire Marine &
Aldwyn Center                                         Inland Insurance Co., Inc;
Villanova, PA  19085                                  Director, People First, Inc.
Age: 66                                               (unitary savings and loan
                                                      holding company); Trustee of 1
                                                      other investment company advised
                                                      by BIMC or its affiliates.
------------------------------------------------------------------------------------------------------------------------------------
Officer
------------------------------------------------------------------------------------------------------------------------------------
Michael P. Malloy           Secretary since 2001      Secretary of the Chestnut Street             N/A                 N/A
Drinker Biddle & Reath                                Exchange Fund; Partner in the
One Logan Square                                      law firm of Drinker Biddle & Reath LLP.
Philadelphia, PA 19103
Age: 42
------------------------------------------------------------------------------------------------------------------------------------

-------------------------


* Messrs. Caldwell and Roach are "interested persons" of the Fund as that term is defined in the 1940 Act. Mr. Caldwell owns stock of an affiliate of the adviser and Mr. Roach is an employee of the Fund.



1. A Fund Complex means two or more investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other investment companies. David R. Wilmerding, Jr. also serves as a Trustee to the BlackRock Funds(SM), and Mr. Roach serves as President and Treasurer of The RBB Fund, Inc.



2. Directorships of companies required to report to the Securities and Exchange Commission under the Securities Exchange Act of 1934 (i.e., "public companies") or other investment companies registered under the 1940 Act.




         (b)(1) The business and affairs of the Fund are managed by its Managing General Partners.



         (b)(2) The Fund has established an Audit Committee, consisting of the Independent Managing General Partners. The Audit Committee annually considers the engagement and compensation of the fund's independent accountants, oversees the audit process and reviews with the auditors the scope and results of the audit of the Fund's financial statements. The Audit Committee held one meeting in 2001.



         (b)(3)   Inapplicable.



         (b)(4)



--------------------------------------------------------------------------------------------------
                                                              Aggregate Dollar Range of Equity
                                                                Securities in All Registered
                                                               Investment Companies Overseen
                               Dollar Range of Equity             By Trustee in Family of
   Name of Trustee            Securities in the Fund              Investment Companies(1)
--------------------------------------------------------------------------------------------------
Richard C. Caldwell                 $1 - $10,000                       $1 - $10,000
--------------------------------------------------------------------------------------------------
Edward J. Roach                  $10,001 - $50,000                   $10,001 - $50,000
--------------------------------------------------------------------------------------------------
Robert R. Fortune              Greater than $100,000               Greater than $100,000
--------------------------------------------------------------------------------------------------
Langhorne B. Smith               $10,001 - $50,000                   $10,001 - $50,000
--------------------------------------------------------------------------------------------------
David R. Wilmerding, Jr.            $1 - $10,000                       $1 - $10,000
--------------------------------------------------------------------------------------------------

1. A Family of Investment Companies means two or more investment companies that hold themselves out to investors as related companies for purposes of investment and investor services and have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other investment companies. The Chestnut Street Exchange Fund is not a member of a Family of Investment Companies.



                  (b)(5)   Inapplicable.



                  (b)(6)   Inapplicable.



                  (b)(7)   Inapplicable.



                  (b)(8)   Inapplicable.



                  (b)(9)   Inapplicable.



                  (b)(10) At a meeting held on March 21, 2002, the Managing General Partners of the Fund, including the Independent Managing General Partners, approved the continuation of investment advisory agreement with BFM and BIMC with respect to the Fund for an additional one-year period. In connection with their approval, the Managing General Partners considered, with the assistance of independent counsel, their legal responsibilities and reviewed the nature and quality of services provided to the Fund and BFM and BIMC's experience and qualifications. Among other items, the Managing General Partners also reviewed and considered: (1) a report comparing the advisory fees and total expense ratio of shares of the Fund to Lipper data on peer group averages; (2) a report on the assets and advisory fees for the Fund; (3) a report comparing: (i) the performance of the Fund to the performance universe (e.g., all large cap core equity funds) average (ii) the contractual management fee for the Fund with that of funds with the same investment classification, (iii) the expenses for the Fund to group averages and (iv) the expense ratio components (such as contractual management fees and actual administrative fees) for the Fund; and (4) a report on the BFM and BIMC's profitability related to providing advisory services to the Fund after taking into account (i) advisory fees and any other benefits realized by the BFM and BIMC or any of their affiliates as a result of their role as service providers to the Fund, (ii) the direct and indirect expenses incurred by the BFM and BIMC in providing investment advice to the Fund, and (iii) other considerations.



                           After discussion, the Managing General Partners concluded that the BFM and BIMC had the capabilities, resources and personnel necessary to manage the Fund. The Managing General Partners also concluded that, based on the services that BFM and BIMC would provide to the Funds under the investment advisory contract, the fee was fair and equitable with respect to the Fund. Based upon such information as it considered necessary to the exercise of its reasonable business judgment, the Managing General Partners concluded unanimously that it was in the best interests of the Fund to continue the investment advisory agreement with the BFM and BIMC for an additional one-year period.



                  (c) The Fund pays each Managing General Partner at the rate of $10,000 annually, and pays the Chairman an additional $8,000 annually. Prior to August 1, 1999, Mr. Caldwell, was an employee of PNC Bank and its affiliates, and did not receive fees as a Managing General Partner. Effective January 1, 2000, Mr. Caldwell was compensated at the same level as the other Managing General Partners. In addition to the compensation he receives as a Managing General Partner, Mr. Roach receives $24,000 annually as compensation for his duties as President and Treasurer and is eligible for retirement benefits. The following table provides information concerning the compensation of each of the Fund's Managing General Partners for services rendered during the Fund's last fiscal year ended December 31, 2001:
                           2001:

                                                       Pension or
                                   Aggregate       Retirement Benefits           Estimated        Total Compensation
Name of Person/                  Compensation        Accrued as Part          Annual Benefits       from the Fund
Position                        From the Fund       of Fund Expenses          Upon Retirement     and Fund Complex(1)
---------------                 -------------       ----------------          ---------------     -------------------
Richard C. Caldwell                $10,000                None                      None                $10,000
Managing General Partner

Robert R. Fortune                  $18,000                None                      None                $18,000
President and Chairman
of the Managing General
Partners

Langhorne B. Smith                 $10,000                None                      None                $10,000
Managing General Partner

David R. Wilmerding, Jr.           $10,000                None                      None                $98,800
Managing General Partner

Edward J. Roach                    $10,000                None                      None                $10,000
Treasurer and Managing
General Partner


------------------------------------

(1.) A Fund Complex means two or more investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other investment companies.









                  The Fund has a retirement plan for eligible employees. For the fiscal year ended December 31, 2001, the Fund contributed a total of $2,400 to the retirement plan, and, based upon prior practice, it may be anticipated that the Fund will contribute to the retirement plan during the current fiscal year an amount equal to 10% of the compensation of retirement plan participants for the year. Such contribution, based upon annual rates of compensation now in effect, would approximate $2,400. Under the retirement plan, each participant is entitled to his or her vested portion of the contributions made by the Fund based upon his or her compensation.






         (d)      Inapplicable.






         (e) The Fund, BIMC and BFM have adopted codes of ethics under Rule 17j-1 of the 1940 Act that (i) establish procedures for personnel with respect to personal investing; (ii) prohibit or restrict certain transactions that may be deemed to create a conflict of interest between personnel and the Fund; and (iii) permit personnel to invest in securities that may be purchased or held by the Fund.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.



         (a) As of April 15, 2002, no investor owned beneficially more than 25% of the Fund's outstanding equity securities.



         (b) As of April 15, 2002, no investor owned beneficially more than 5% of the Fund's outstanding equity securities.



         (c)      As of April 15, 2002, all officers and Managing
                  General Partners of the Fund as a group beneficially owned less than 1% of the Fund's outstanding equity securities.



ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.



         (a) BIMC's offices are located at Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809. BFM's offices are located at 40 East 52 Street, New York, New York 10022. BIMC and BFM are each an indirect, majority-owned subsidiary of PNC Bank. PNC Bank, which has banking offices at 1600 Market Street, Philadelphia, Pennsylvania 19103, is a wholly-owned subsidiary of The PNC Financial Services Group, Inc., a publicly-held corporation with principal offices in Pittsburgh, Pennsylvania.


                  For the services provided by BFM and BIMC and the expenses assumed by them under the Advisory Agreement, the Fund has agreed to pay BIMC a fee, computed daily and payable monthly, at the annual rate of 4/10ths of 1% of the first $100,000,000 of the Fund's net assets, plus 3/10ths of 1% of the net assets exceeding $100,000,000.


                  The Fund paid $1,363,401, $1,406,755 and $1,186,477
                  for investment advisory services for the years ended December 31, 1999, 2000 and 2001, respectively.


         (b)      Inapplicable.

         (c) BFM and BIMC have agreed to bear all expenses incurred by them in connection with their activities other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

         (d)      Inapplicable.

         (e)      Inapplicable.

         (f)      Inapplicable.

         (g)      Inapplicable.

         (h)      Other Service Providers.


                  The custodian of the Fund's portfolio securities is PFPC Trust Company, 8800 Tinicum Boulevard, 3rd Floor, Suite 200, Philadelphia, Pennsylvania 19153. The custodian has agreed to provide certain services as depository and custodian for the Fund.



                  The Fund's transfer agent and dividend disbursing agent is PFPC, located at Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809. PFPC is an affiliate of PNC Bank. For its services, the Fund pays PFPC monthly fees equal to $12,133 for 2001 plus out-of-pocket expenses.


                  The Fund's independent accountants are PricewaterhouseCoopers LLP, located at Two Commerce Square, Suite 1700, Philadelphia, Pennsylvania 19103. The following is a general description of the services performed by PricewaterhouseCoopers LLP: auditing and reporting upon financial statements; reviewing semi-annual report; and reporting on internal control structure for inclusion in Form N-SAR.


ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.



                  (a) The Fund effects transactions in portfolio securities through brokers and dealers. The Fund paid aggregate brokerage commissions of $0, $14,670 and, $27,637 and $9,600 for the years ended December 31, 1998, 1999, and 2000 and 2001,respectively.


                  (b)      Inapplicable.

                  (c) In placing orders with brokers and dealers for purchases and sales of securities, BIMC attempts to obtain the best net price and the most favorable execution of its orders. In seeking best execution, BIMC uses its best judgment to evaluate the terms of a transaction, giving consideration to all relevant factors including the nature of the transaction and of the markets for the security, the financial condition and execution and settlement capabilities of the broker-dealer, and the reasonableness of any brokerage commission. Where the terms of a transaction are comparable, BIMC may give consideration to firms which supply investment research, statistical and other services to the Fund or to BFM, although there are no agreements to that effect with any such firm. Research and statistical material furnished by brokers without cost to BFM and BIMC may tend to benefit the Fund or other clients of BFM and BIMC by improving the quality of advice given.

                  (d)      Inapplicable.

                  (e)      Inapplicable.


ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.


                  (a) The Fund has one class of partnership interest, no par value (the "Shares"). All Shares are entitled to participate equally in distributions declared by the Board of Managing General Partners. Each full Share entitles the record holder thereof to one full vote, and each fractional Share to a fractional vote, on all matters submitted to the shareholders. Partners are not entitled to cumulative voting in elections for the Managing General Partners. Each Share has equal liquidation rights. There are no pre-emptive rights or conversion rights.

                           The Fund is a limited partnership formed under The Uniform Limited Partnership Act of California. Limited Partners generally are not personally liable for liabilities of the Fund. However, if the Fund were unable to pay its liabilities, recipients of distributions from the Fund could be liable to certain creditors of the Fund to the extent of such distributions, plus interest. The Fund believes that, because of the nature of the Fund's business, the assets and insurance of the Fund and of the General Partners, and the Fund's ability to contract with third parties to prevent recourse by the party against a Limited Partner, it is unlikely that Limited Partners will receive distributions which have to be returned or that they will be subject to liability as General Partners. In the event that a Limited Partner should be found to be liable as a General Partner, then, to the extent the assets and insurance of the Fund and of the General Partners were insufficient to reimburse a Limited Partner, he would be required to personally satisfy claims of creditors against the Fund. The rights of the holders of Shares may not be modified otherwise than by the vote of a majority of outstanding shares.

                  (b)      Inapplicable.


ITEM 18. PURCHASE, REDEMPTION, AND PRICING OF SHARES.


                  (a)      Inapplicable.

                  (b)      Inapplicable.

                  (c)      See Item 7(a).

                  (d)      Inapplicable.


ITEM 19. TAXATION OF THE FUND.


                  The Revenue Act of 1987 added section 7704 to the Code.
                  Section 7704, which is also known as the publicly traded partnership rules, provides that, except in certain circumstances not relevant to the Fund, a publicly traded partnership is to be treated as a corporation for federal tax purposes. A publicly traded partnership is defined to include any partnership whose interests are (1) traded on an established securities market or (2) readily tradable on a secondary market (or the substantial equivalent thereof). A transitional rule postponed the application of section 7704 to a partnership that was a publicly traded partnership on December 17, 1987 until its first taxable year beginning after December 31, 1997 provided that the partnership did not add a substantial new line of business. The Fund was within the definition of a publicly traded partnership and was eligible for the transitional rule.


                  In connection with the Fund's deemed incorporation for federal income tax purposes on January 1, 1998, the Fund elected to be taxed federally as a RIC. This election permits the Fund to receive pass through tax treatment similar to that of a regular partnership. In order to qualify as a RIC, the Fund has had to, and will continue to have to, comply with certain income, diversification and distribution requirements set forth in Subchapter M of the Code. If the Fund elected not to be a RIC or failed to meet the RIC requirements of Subchapter M of the Code, it would be taxed as a regular corporation without any deduction for distributions to partners and any distributions to its partners would be taxed as ordinary dividend income to the extent of the Fund's earnings and profits.


                  Although the Fund was deemed a corporation for federal income tax purposes as of January 1, 1998 and elected, and intends to continue, to qualify as a RIC thereafter, the Fund expects that it will continue to be organized for all other purposes as a California Limited Partnership.


ITEM 20. UNDERWRITERS.


                  Inapplicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA.


         Inapplicable.


ITEM 22. FINANCIAL STATEMENTS.



         The audited financial statements, notes and related report of PricewaterhouseCoopers LLP, independent accountants, contained in the Annual Report to partners for the fiscal year ended December 31, 2001 are incorporated herein by reference. No other parts of the Fund's Annual Report are incorporated herein by reference. The financial statements and notes thereto included in the Fund's Annual Report have been incorporated herein in reliance upon the report of PricewaterhouseCoopers LLP given on the authority of said firm as experts in accounting and auditing. A copy of the Fund's Annual Report may be obtained by writing to the Fund or by calling (302) 792-2555.

                            PART C. OTHER INFORMATION



ITEM 23. EXHIBITS.


         (a) Amended and Restated Certificate and Agreement of Limited Partnership is incorporated herein by reference to Exhibit No. 1 of Amendment No. 21 to the Fund's Registration Statement on Form N-1A (File No. 811-2631) as filed with the Securities and Exchange Commission (the "SEC") on April 22, 1998 ("Amendment No. 21").

         (b)(1) Code of Regulations is incorporated herein by reference to Exhibit No. 2(a) of Amendment No. 19 to the Fund's Registration Statement on Form N-1A (File No. 811-2631) as filed with the SEC on April 26, 1996 ("Amendment No. 19").

         (b)(2) Amendment No. 1 to the Code of Regulations is incorporated herein by reference to Exhibit No. 2(b) of Amendment No. 19.

         (c) See Articles IV, V, VI, VII and VIII of the Amended and Restated Certificate and Agreement of Limited Partnership, which is incorporated herein by reference to Exhibit No. 1 of Amendment No. 21, and Articles II, V and VI of the Code of Regulations, which is incorporated herein by reference to Exhibit No. 2(a) of Amendment No. 19.

         (d)(1) Advisory Agreement dated January 1, 1998 is incorporated herein by reference to Exhibit No. 5 of Amendment No. 21.

         (d)(2) Assumption Agreement dated June 18, 1998 is incorporated herein by reference to Exhibit (d)(2) of Amendment No. 22 to the Fund's Registration Statement on Form N-1A (File No. 811-2631) as filed with the SEC on April 30, 1999 ("Amendment No. 22").

         (e)      Inapplicable.


         (f) Amended and Restated Fund Office Retirement Profit-sharing Plan and Trust Agreement dated January 1, 1998 is incorporated herein by reference to Exhibit No. 7 of Amendment No. 21.



         (g) Custodian Services Agreement dated July 30, 2001 is filed herewith.

         (h)(1) Transfer Agency Agreement dated August 1, 1984 is incorporated herein by reference to Exhibit (h)(1) of Amendment No. 22.

         (h)(2) Amendment No. 1 dated July 31, 1986 to the Transfer Agency Agreement is incorporated herein by reference to Exhibit
                  (h)(2) of Amendment No. 22.

         (i)      Inapplicable.

         (j)      Consent of PricewaterhouseCoopers LLP.

         (k)      Inapplicable.

         (l)(1) Agreement dated September 15, 1976 relating to Initial Capitalization is incorporated herein by reference to Exhibit No. 13(a) of Amendment No. 19.

         (l)(2) Amendment No. 1 to Agreement dated September 15, 1976 relating to Initial Capitalization is incorporated herein by reference to Exhibit No. 13(b) of Amendment No. 19.

         (m)      Inapplicable.

         (n)      Inapplicable.

         (o)      Inapplicable.


         (p)(1)   Code of Ethics of the Fund is filed herewith.


         (p)(2) Code of Ethics of BIMC and BFM is incorporated herein by reference to Exhibit (p)(2) of Amendment No. 23.


ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.


                  Inapplicable.


ITEM 25. INDEMNIFICATION.


                  Indemnification of the Fund's Transfer Agent against certain stated liabilities is provided for in Section 16 of the Transfer Agency Agreement, which is incorporated herein by reference to Exhibit (h)(1) of Amendment No. 22.

                  The Fund has obtained from a major insurance carrier a director's and officers' liability policy covering certain types of errors and omissions.

                  Section 3.6 of Article III of the Fund's Amended and Restated Certificate and Agreement of Limited Partnership, which is incorporated herein by reference to Exhibit No. 1 of Amendment No. 21, and Section 3.13 of Article III of the Fund's Code of Regulations, which is incorporated herein by reference to Exhibit No. 2(a) of Amendment No. 19, each provide for the indemnification of the Fund's Managing General Partners and officers.


ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.


         (a) The information required by this Item 26 with respect to each director, officer and partner of BIMC is incorporated by reference to Schedules A and D of Form ADV filed by BIMC with the SEC pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-13304).

         (b) Pursuant to an Assumption Agreement between the Fund, BIMC, PNC Bank and BFM, BFM has assumed PNC Bank's rights and obligation related to the management of the investments of the Fund, and became a party to the Advisory Agreement in substitution for PNC Bank. The information required by this
                  Item 26 with respect to each director, officer and partner of BFM is incorporated by reference to Schedules A and D of Form ADV filed by BFM with the SEC pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-48433).


ITEM 27. PRINCIPAL UNDERWRITERS.


                  Inapplicable.


ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.



         (1) BlackRock Institutional Management Corporation, Bellevue Park Corporate Center, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its function as co-investment adviser).



         (2) BlackRock Financial Management, Inc., 40 East 52 Street, New York,, New York 10022 (records relating to its function as co-investment adviser).


         (3) PFPC Inc., Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent).


         (4) PFPC Trust Company, Rodney Square North, (records 8800 Tinicum Boulevard, 3rd Floor, Suite 200, Philadelphia, Pennsylvania 19153(records relating to its function as custodian).

         (5) Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996 (charter, by-laws and minute books).


ITEM 29. MANAGEMENT SERVICES.


                  Inapplicable.


ITEM 30. UNDERTAKINGS.


                  Inapplicable.

                                    SIGNATURE


         Pursuant to the requirements of the Investment Company Act of 1940, the Fund has duly caused this Amendment No. 25 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, and State of Delaware, on the 30th day of April, 2002.


                                              CHESTNUT STREET EXCHANGE FUND



                                              By:/s/Edward J. Roach
                                                 ------------------
                                                 Edward J. Roach
                                                 President, Treasurer and
                                                 Managing General Partner

                                  EXHIBIT INDEX


         EXHIBIT           DESCRIPTION
         -------           -----------
           (g)             Custodian Services Agreement

           (j)             Consent of PricewaterhouseCoopers LLP.

           (p)(1)          Code of Ethics of the Fund.

                          CUSTODIAN SERVICES AGREEMENT

         THIS AGREEMENT is made as of July 30, 2001 by and between PFPC TRUST COMPANY, a limited purpose trust company incorporated under the laws of Delaware ("PFPC Trust"), and CHESTNUT STREET EXCHANGE FUND, a California limited partnership (the "Fund").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund wishes to retain PFPC Trust to provide custodian services, and PFPC Trust wishes to furnish custodian services, either directly or through an affiliate or affiliates, as more fully described herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. DEFINITIONS. AS USED IN THIS AGREEMENT:

         (a)      "1933 Act" means the Securities Act of 1933, as amended.

         (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (c) "Authorized Person" means any officer of the Fund and any other person authorized by the Fund to give Oral or Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

         (d) "Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

         (e)      "CEA" means the Commodities Exchange Act, as amended.

         (f) "General Partners" and "Limited Partners" shall have the same meanings as set forth in the Limited Partnership Agreement.

         (g) "Oral Instructions" mean oral instructions received by PFPC Trust from an Authorized Person or from a person reasonably believed by PFPC Trust to be an Authorized Person. PFPC Trust may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

         (h) "PFPC Trust" means PFPC Trust Company or a subsidiary or affiliate of PFPC Trust Company.

         (i)      "SEC" means the Securities and Exchange Commission.

         (j) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

         (k) "Shares" mean the shares of beneficial interest of any series or class of the Fund.

         (l)      "Property" means:

                  (i) any and all securities and other investment items which the Fund may from time to time deposit, or cause to be deposited, with PFPC Trust or which PFPC Trust may from time to time hold for the Fund;

                  (ii) all income in respect of any of such securities or other investment items;

                  (iii) all proceeds of the sale of any of such securities or investment items; and

                  (iv) all proceeds of the sale of securities issued by the Fund, which are received by PFPC Trust from time to time, from or on behalf of the Fund.

         (m) "Written Instructions" mean (i) written instructions signed by two Authorized Persons and received by PFPC Trust or (ii) trade instructions transmitted by means of an electronic transaction reporting system which requires the use of a password or other authorized identifier in order to gain access. The instructions may be delivered electronically or by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Fund hereby appoints PFPC Trust to provide custodian services to the Fund and PFPC Trust accepts such appointment and agrees to furnish such services.

3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PFPC Trust with the following:

         (a) at PFPC Trust's request, certified or authenticated copies of the resolutions of the Fund's General Partners, approving the appointment of PFPC Trust or its affiliates to provide services;

         (b) a copy of the Fund's most recent effective registration statement;

         (c)      a copy of the Fund's advisory agreements;

         (d) a copy of the distribution/underwriting agreement with respect to each class of Shares;

         (e)      a copy of the Fund's administration agreement;

         (f) copies of any distribution and/or shareholder servicing plans and agreements made in respect of the Fund; and

         (g) certified or authenticated copies of any and all amendments or supplements to the foregoing.

4.       COMPLIANCE WITH LAWS.

         PFPC Trust undertakes to comply with material applicable requirements of the Securities Laws and material laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC Trust hereunder. Except as specifically set forth herein, PFPC Trust assumes no responsibility for such compliance by the Fund or any other entity.

5.       INSTRUCTIONS.

         (a) Unless otherwise provided in this Agreement, PFPC Trust shall act only upon Oral Instructions or Written Instructions.

         (b) PFPC Trust shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC Trust to be an Authorized Person) pursuant to this Agreement. PFPC Trust may assume that any Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's General Partners or of the Fund's Limited Partners, unless and until PFPC Trust receives Written Instructions to the contrary.

         (c) The Fund agrees to forward to PFPC Trust Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC Trust or its affiliates) so that PFPC Trust receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC Trust or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC Trust's ability to rely upon such Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC Trust shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC Trust's actions comply with the other provisions of this Agreement.

6.       RIGHT TO RECEIVE ADVICE.

         (a) Advice of the Fund. If PFPC Trust is in doubt as to any action it should or should not take, PFPC Trust may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

         (b) Advice of Counsel. If PFPC Trust shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC Trust may request advice at its own cost from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC Trust, at the option of PFPC Trust).

         (c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC Trust receives from the Fund, and the advice it receives from counsel, PFPC Trust shall be entitled to rely upon and follow the advice of counsel.

         (d) Protection of PFPC Trust. PFPC Trust shall be protected in any action it takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC Trust believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC Trust (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC Trust's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC Trust when an action or omission on the part of PFPC Trust which is undertaken in response to directions, advice, or Oral or Written Instructions is carried out in bad faith or in a willfully misfeasant, grossly negligent or reckless manner.

7. RECORDS; VISITS. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC Trust, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC Trust's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC Trust to the Fund or to an authorized representative of the Fund, at the Fund's expense.

8. CONFIDENTIALITY. Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC Trust, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC Trust a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party.

9. COOPERATION WITH ACCOUNTANTS. PFPC Trust shall cooperate with the Fund's independent public accountants and shall take all reasonable action to make any requested information available to such accountants as reasonably requested by the Fund.

10. PFPC SYSTEM. PFPC Trust shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC Trust in connection with the services provided by PFPC Trust to the Fund.

11. DISASTER RECOVERY. PFPC Trust shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC Trust shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC Trust shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PFPC Trust's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

12. COMPENSATION. As compensation for custody services rendered by PFPC Trust during the term of this Agreement, the Fund will pay to PFPC Trust a fee or fees as may be agreed to in writing from time to time by the Fund and PFPC Trust. The Fund acknowledges that PFPC Trust may receive float benefits in connection with maintaining certain accounts required to provide services under this Agreement.

13. INDEMNIFICATION. The Fund agrees to indemnify, defend and hold harmless PFPC Trust and its affiliates, including their respective officers, directors, agents and employees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC Trust takes in connection with the provision of services to the Fund. Neither PFPC Trust, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC Trust's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. The provisions of this Section 13 shall survive termination of this Agreement.

14.      RESPONSIBILITY OF PFPC TRUST.

         (a) PFPC Trust shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC Trust and the Fund in a written amendment hereto. PFPC Trust shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith and to use its best efforts, within reasonable limits, to ensure the accuracy and completeness of the services performed under this Agreement. PFPC Trust's liability hereunder shall be for its own negligent failure to perform its duties under this Agreement.

         (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC Trust shall not be liable for losses beyond its control, including without limitation, (subject to Section 11), delays or errors or loss of data occurring by reason of circumstances beyond PFPC Trust's control, provided that PFPC Trust has acted in accordance with the standard set forth in Section 14(a) above; and (ii) PFPC Trust shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which PFPC Trust reasonably believes to be genuine.

         (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC Trust nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC Trust or its affiliates.

         (d) The provisions of this Section 14 shall survive termination of this Agreement.

15.      DESCRIPTION OF SERVICES.

         (a) Delivery of the Property. The Fund will deliver or arrange for delivery to PFPC Trust, all the Property owned by the Fund, including cash received as a result of the distribution of Shares, during the term of this Agreement. PFPC Trust will not be responsible for such property until actual receipt.

         (b) Receipt and Disbursement of Money. PFPC Trust, acting upon Written Instructions, shall open and maintain separate accounts (each an "Account") in the Fund's name using all cash received from or for the account of the Fund, subject to the terms of this Agreement.

                  PFPC Trust shall make cash payments from or for the Account only for:

                  (i) purchases of securities in the name of the Fund, PFPC Trust, PFPC Trust's nominee or a sub-custodian or nominee thereof as provided in sub-section (j) and for which PFPC Trust has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

                  (ii) purchase or redemption of Shares of the Fund delivered to PFPC Trust upon receipt of cancellation of such Shares by the Fund's transfer agent;

                  (iii) payment of, subject to Written Instructions, interest, taxes, administration, accounting, distribution, advisory and management fees or other operating expenses (such as legal fees) which are to be borne by the Fund;

                  (iv) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the Limited Partners, of an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to Limited Partners, or, in lieu of paying the Fund's transfer agent, PFPC Trust may arrange for the direct payment of cash dividends and distributions to Limited Partners in accordance with procedures mutually agreed upon from time to time by and among the Fund, PFPC Trust and the Fund's transfer agent.

                  (v) payments, upon receipt of Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or delivered to PFPC Trust;

                  (vi) payments of the amounts of dividends received with respect to securities sold short;

                  (vii)    payments to PFPC Trust for its services hereunder;

                  (viii) payments to a sub-custodian pursuant to provisions in sub-section (c) of this Section; and

                  (ix)     other payments, upon Written Instructions.

PFPC Trust is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Account.

         (c)      Receipt of Securities; Subcustodians.

                  (i) PFPC Trust shall hold all securities received by it for the Account in a separate account that physically segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System. All such securities shall be held or disposed of only upon Written Instructions of the Fund pursuant to the terms of this Agreement. PFPC Trust shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement or upon Written Instructions authorizing the transaction. In no case may any member of the Fund's General Partners, or any officer, employee or agent of the Fund withdraw any securities.

                           At PFPC Trust's own expense and for its own convenience, PFPC Trust may enter into sub-custodian agreements with other banks or trust companies to perform duties described in this sub-section (c) with respect to domestic assets. Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PFPC Trust, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PFPC Trust. In addition, such bank or trust company must be qualified to act as custodian and agree to comply with the relevant provisions of applicable rules and regulations. Any such arrangement will not be entered into without prior written notice to the Fund (or as otherwise provided in the 1940 Act).

                           In addition, PFPC Trust may enter into arrangements with sub-custodians with respect to services regarding foreign assets. Any such arrangement will be entered into with prior written notice to the Fund (or as otherwise provided in the 1940 Act).

                           PFPC Trust shall remain responsible for the performance of all of its duties as described in this Agreement and shall hold the Fund harmless from its own acts or omissions, under the standards of care provided for herein, or the acts and omissions of any sub-custodian chosen by PFPC Trust under the terms of this sub-section (c).

         (d) Transactions Requiring Instructions. Upon receipt of Oral Instructions or Written Instructions and not otherwise, PFPC Trust, directly or through the use of the Book-Entry System, shall:

                  (i) deliver any securities held for the Fund against the receipt of payment for the sale of such securities;

                  (ii) execute and deliver to such persons as may be designated in such Oral Instructions or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any securities may be exercised;

                  (iii) deliver any securities to the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable at the option of the holder; provided that, in any such case, the cash or other consideration is to be delivered to PFPC Trust;

                  (iv) deliver any securities held for the Fund against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                  (v) deliver any securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                  (vi) make such transfer or exchanges of the assets of the Fund and take such other steps as shall be stated in said Oral Instructions or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

                  (vii) release securities belonging to the Fund to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Fund; provided, however, that securities shall be released only upon payment to PFPC Trust of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

                  (viii) release and deliver securities owned by the Fund in connection with any repurchase agreement entered into on behalf of the Fund, but only on receipt of payment therefor; and pay out moneys of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities;

                  (ix) release and deliver or exchange securities owned by the Fund in connection with any conversion of such securities, pursuant to their terms, into other securities;

                  (x) release and deliver securities to a broker in connection with the broker's custody of margin collateral relating to futures and options transactions;

                  (xi) release and deliver securities owned by the Fund for the purpose of redeeming in-kind shares of the Fund upon delivery thereof to PFPC Trust; and

                  (xii) release and deliver or exchange securities owned by the Fund for other purposes.

                           PFPC Trust must also receive a certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph d(xii).

         (e) Use of Book-Entry System. PFPC Trust is authorized and instructed, on a continuous basis, to deposit in the Book-Entry System all securities belonging to the Fund eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by the Fund, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PFPC Trust shall continue to perform such duties until it receives Written Instructions or Oral Instructions authorizing contrary actions.

                  PFPC Trust shall administer the Book-Entry System as follows:

                  (i) With respect to securities of the Fund which are maintained in the Book-Entry System, the records of PFPC Trust shall identify by Book-Entry or otherwise those securities belonging to the Fund.

                  (ii) Assets of the Fund deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by PFPC Trust in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities.

                  PFPC Trust will provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

         (f) Registration of Securities. All Securities held for the Fund which are issued or issuable only in bearer form, except such securities held in the Book-Entry System, shall be held by PFPC Trust in bearer form; all other securities held for the Fund may be registered in the name of the Fund, PFPC Trust, the Book-Entry System, a sub-custodian, or any duly appointed nominee of the Fund, PFPC Trust, Book-Entry System or sub-custodian. The Fund reserves the right to instruct PFPC Trust as to the method of registration and safekeeping of the securities of the Fund. The Fund agrees to furnish to PFPC Trust appropriate instruments to enable PFPC Trust to hold or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System or in the name of another appropriate entity, any securities which it may hold for the Accounts and which may from time to time be registered in the name of the Fund.

         (g) Voting and Other Action. Neither PFPC Trust nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of the Fund, except in accordance with Written Instructions. PFPC Trust, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials received by PFPC Trust as custodian of the Property to the registered holder of such securities. If the registered holder is not the Fund, then Written Instructions or Oral Instructions must designate the person who owns such securities.

         (h) Transactions Not Requiring Instructions. In the absence of contrary Written Instructions, PFPC Trust is authorized to take the following actions:

         (i)      Collection of Income and Other Payments.


                  (A) collect and receive for the account of the Fund, all income, dividends, distributions, coupons, option premiums, other payments and similar items, included or to be included in the Property, and, in addition, promptly advise the Fund of such receipt and credit such income, as collected, to the Fund's custodian account;

                  (B) endorse and deposit for collection, in the name of the Fund, checks, drafts, or other orders for the payment of money;

                  (C) receive and hold for the account of the Fund all securities received as a distribution on the Fund's securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any securities belonging to the Fund and held by PFPC Trust hereunder;

                  (D) present for payment and collect the amount payable upon all securities which may mature or be, on a mandatory basis, called, redeemed, or retired, or otherwise become payable on the date such securities become payable; and

                  (E) take any action which may be reasonable, necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments.

                  (ii)     Miscellaneous Transactions.

                           (A) PFPC Trust is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                                    (1)      for examination by a broker or
                                             dealer selling for the account of
                                             the Fund in accordance with street
                                             delivery custom;

                                    (2)      for the exchange of interim
                                             receipts or temporary securities
                                             for definitive securities; and

                                    (3)      for transfer of securities into the
                                             name of the Fund or PFPC Trust or a
                                             sub-custodian or a nominee of one
                                             of the foregoing, or for exchange
                                             of securities for a different
                                             number of bonds, certificates, or
                                             other evidence, representing the
                                             same aggregate face amount or
                                             number of units bearing the same
                                             interest rate, maturity date and
                                             call provisions, if any; provided
                                             that, in any such case, the new
                                             securities are to be delivered to
                                             PFPC Trust.

                           (B) unless and until PFPC Trust receives Oral Instructions or Written Instructions to the contrary, PFPC Trust shall:

                                    (1)      pay all income items held by it
                                             which call for payment upon
                                             presentation and hold the cash
                                             received by it upon such payment
                                             for the account of the Fund;

                                    (2)      collect interest and cash dividends
                                             received, with notice to the Fund,
                                             to the account of the Fund;

                                    (3)      hold for the account of the Fund
                                             all stock dividends, rights and
                                             similar securities issued with
                                             respect to any securities held by
                                             PFPC Trust; and

                                    (4)      execute as agent on behalf of the
                                             Fund all necessary ownership
                                             certificates required by the
                                             Internal Revenue Code or the Income
                                             Tax Regulations of the United
                                             States Treasury Department or under
                                             the laws of any state now or
                                             hereafter in effect, inserting the
                                             Fund's name on such certificate as
                                             the owner of the securities covered
                                             thereby, to the extent it may
                                             lawfully do so.

                  (i)      Segregated Accounts.

                           (i) PFPC Trust shall upon receipt of Written Instructions or Oral Instructions establish and maintain segregated accounts on its records for and on behalf of the Fund. Such accounts may be used to transfer cash and securities, including securities in the Book-Entry System:

                                    (A)      for the purposes of compliance by
                                             the Fund with the procedures
                                             required by a securities or option
                                             exchange, providing such procedures
                                             comply with the 1940 Act and any
                                             releases of the SEC relating to the
                                             maintenance of segregated accounts
                                             by registered investment companies;
                                             and

                                    (B)      upon receipt of Written
                                             Instructions, for other purposes.

                           (ii)     PFPC Trust shall arrange for the
                                    establishment of IRA custodian accounts for such Limited Partners holding Shares through IRA accounts, in accordance with the Fund's prospectuses, the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder), and with such other procedures as are mutually agreed upon from time to time by and among the Fund, PFPC Trust and the Fund's transfer agent.

                  (j) Purchases of Securities. PFPC Trust shall settle purchased securities upon receipt of Oral Instructions or Written Instructions that specify:

                           (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

                           (ii) the number of shares or the principal amount purchased and accrued interest, if any;

                           (iii)    the date of purchase and settlement;

                           (iv)     the purchase price per unit;

                           (v)      the total amount payable upon such purchase;
                                    and

                           (vi) the name of the person from whom or the broker through whom the purchase was made.

                  PFPC Trust shall upon receipt of securities purchased by or for the Fund pay out of the moneys held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions or Written Instructions.

                  (k) Sales of Securities. PFPC Trust shall settle sold securities upon receipt of Oral Instructions or Written Instructions that specify:

                           (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

                           (ii) the number of shares or principal amount sold, and accrued interest, if any;

                           (iii)    the date of trade and settlement;

                           (iv)     the sale price per unit;

                           (v) the total amount payable to the Fund upon such sale;

                           (vi) the name of the broker through whom or the person to whom the sale was made; and

                           (vii) the location to which the security must be delivered and delivery deadline, if any.

                  PFPC Trust shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale, provided that the total amount payable is the same as was set forth in the Oral Instructions or Written Instructions. Notwithstanding the other provisions thereof, PFPC Trust may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

                  (l)      Reports; Proxy Materials.

                           (i) PFPC Trust shall furnish to the Fund the following reports:

                                    (A)      such periodic and special reports
                                             as the Fund may reasonably request;

                                    (B)      a weekly statement summarizing all
                                             transactions and entries for the
                                             account of the Fund;

                                    (C)      a monthly statement listing each
                                             portfolio security belonging to the
                                             Fund (with the adjusted average
                                             cost of each issue and the market
                                             value at the end of such month) and
                                             stating the cash account of the
                                             Fund including disbursements;

                                    (D)      the reports required to be
                                             furnished to the Fund pursuant to
                                             Rule 17f-4 of the 1940 Act; and

                                    (E)      such other information as may be
                                             agreed upon from time to time
                                             between the Fund and PFPC Trust.

                           (ii) PFPC Trust shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion, written tender or exchange offer or similar communication received by it as custodian of the Property. For clarification, upon termination of this Agreement PFPC Trust shall have no responsibility to transmit such material received after termination of this Agreement.

                  (m) Crediting of Accounts. If PFPC Trust in its sole discretion credits an Account with respect to (a) income, dividends, distributions, coupons, option premiums, other payments or similar items on a contractual payment date or otherwise in advance of PFPC Trust's actual receipt of the amount due, (b) the proceeds of any sale or other disposition of assets on the contractual settlement date or otherwise in advance of PFPC Trust's actual receipt of the amount due or (c) provisional crediting of any amounts due, and (1) PFPC Trust is subsequently unable to collect full and final payment for the amounts so credited within a reasonable time period using reasonable efforts or (ii) pursuant to standard industry practice, law or regulation PFPC Trust is required to repay to a third party such amounts so credited, or if any Property has been incorrectly credited, PFPC

                           Trust shall have the absolute right in its sole discretion without demand to reverse any such credit or payment, to debit or deduct the amount of such credit or payment from the Account, and to otherwise pursue recovery of any such amounts so credited from the Fund. Nothing herein or otherwise shall require PFPC Trust to make any advances or to credit any amounts until PFPC Trust's actual receipt thereof. The Fund hereby grants a first priority contractual possessory security interest in and a right of setoff against the assets maintained in an Account hereunder in the amount necessary to secure the return and payment to PFPC Trust of any advance or credit made by PFPC Trust (including charges related thereto) to such Account.

                  (n) Collections. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by PFPC Trust) shall be at the sole risk of the Fund. If payment is not received by PFPC Trust within a reasonable time after proper demands have been made, PFPC Trust shall notify the Fund in writing, including copies of all demand letters, any written responses and memoranda of all oral responses and shall await instructions from the Fund. PFPC Trust shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. PFPC Trust shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Fund with periodic status reports of such income collected after a reasonable time.

         16. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Fund or PFPC Trust on sixty (60) days' prior written notice to the other party. In the event this Agreement is terminated (pending appointment of a successor to PFPC Trust or vote of the Limited Partners of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PFPC Trust shall not deliver cash, securities or other property of the Fund to the Fund. It may deliver them to a bank or trust company of PFPC Trust's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement. PFPC Trust shall not be required to make any delivery or payment of assets upon termination until full payment shall have been made to PFPC Trust of all of its fees, compensation, costs and expenses (such expenses include, without limitation, expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor service provider, or to a bank or trust company pending appointment of such successor, and all trailing expenses incurred by PFPC Trust). PFPC Trust shall have a security interest in and shall have a right of setoff against the Property (exercise of the setoff right requires notice) as security for the payment of such fees, compensation, costs and expenses.

         17. NOTICES. Notices shall be addressed (a) if to PFPC Trust, at 8800 Tinicum Boulevard, 3rd Floor, Suite 200, Philadelphia, Pennsylvania 19153, Attention: Sam Sparhawk; (b) if to the Fund, at 400 Bellevue Parkway, 4th Fl., Wilmington, Delaware 19809 Attention: Mr. Edward Roach; or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

         18. AMENDMENTS. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         19. DELEGATION; ASSIGNMENT. PFPC Trust may assign its rights and delegate its duties hereunder to any affiliate (as defined in the 1940 Act) of or any majority-owned direct or indirect subsidiary of PFPC Trust or of The PNC Financial Services Group Inc., provided that (i) PFPC Trust gives the Fund thirty
                  (30) days' prior written notice; (ii) the assignee or delegate agrees to comply with the relevant provision of the 1940 Act; and (iii) PFPC Trust and such assignee or delegate promptly provide such information as the Fund may reasonably request, and respond to such questions as the Fund may reasonably ask, relative to the assignment or delegation including (without limitation) the capabilities of the assignee or delegate. Such delegate or assignee shall be bound by the terms of this Agreement as though an original party hereto. The Fund understands and agrees that PFPC Trust has as of the date hereof delegated certain of its services and duties to The PNC Financial Services Group, Inc. (or a successor thereto) without the need to comply with the foregoing requirements of this Section 20.

         20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         21. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         22.      MISCELLANEOUS.

                  (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

                  (b) No Representations or Warranties. Except as expressly provided in this Agreement, PFPC Trust hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC Trust disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

                  (c) No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC Trust hereunder without the prior written approval of PFPC Trust, which approval shall not be unreasonably withheld or delayed.

                  (d) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (e) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

                  (f) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  (g) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (h) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

                  (i) No Personal Liability. The persons executing this Agreement on behalf of the Fund have executed the Agreement as Managing General Partners or officers of the Fund and not individually. The obligations of the Fund hereunder and any liabilities or claims in connection therewith are not binding upon any of the Limited Partners of the Fund individually, but are binding only upon the assets and property of the Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            PFPC TRUST COMPANY

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


                                            CHESTNUT STREET EXCHANGE FUND

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

                                  July 30, 2001

CHESTNUT STREET EXCHANGE FUND

         RE:      CUSTODIAN SERVICES FEES

Dear Sir/Madam:

         This letter constitutes our agreement with respect to compensation to be paid to PFPC Trust Company ("PFPC Trust") under the terms of a Custodian Services Agreement dated July 30, 2001 between PFPC Trust and Chestnut Street Exchange Fund ("you" or the "Fund"), as amended from time to time (the "Agreement") for services provided on behalf of the Fund. Pursuant to Paragraph 12 of the Agreement, and in consideration of the services to be provided to the Fund, you will pay PFPC Trust certain fees and reimburse PFPC Trust for its out-of-pocket expenses as follows:

ASSET BASED FEES:

         The following fee will be calculated daily based upon the Fund's average gross assets and payable monthly, in the following amount:

         .0065% of the Fund's average gross assets.

TRANSACTION CHARGES:

         A transaction includes buys, sells, calls, puts, maturities, free deliveries, free receipts, exercised or expired options, opened or closed short sales and the movement for each piece of underlying collateral for a repurchase agreement, etc.

         Fed Book entry                     $10.00
         DTC Book entry                     $10.00
         PTC Book entry                     $15.00
         Physical certificate               $17.00
         Options contract                   $30.00
         Futures margin variation           $10.00
         Short sale                         $15.00
         Trade revision/cancellation        $15.00

MINIMUM MONTHLY FEES:

         The minimum monthly fee will be $1,200, excluding transaction charges and out-of-pocket expenses.

OUT-OF-POCKET EXPENSES:

         PFPC Trust's out-of-pocket expenses, include, but are not limited to, global sub-custody costs, data warehouse access fees, federal express delivery, data transmissions, deconversion costs, check processing fees, segregated accounts and federal reserve wire fees.

MISCELLANEOUS:

         With respect to any daily net overdrawn cash balances for the Fund, a monthly charge shall be assessed based on 125% of the average federal funds rate for that month.

         PFPC Trust will sweep any net excess cash balances daily into an investment vehicle or other instrument designated in writing by the Fund (from which PFPC Trust may receive compensation), so long as the vehicle or instrument is acceptable to PFPC Trust. PFPC Trust will credit the Fund with such sweep earnings on a monthly basis. PFPC Trust will be paid by the Fund a fee of .25% of assets swept.

         PFPC Trust shall be entitled to deduct its fees and charges from the Fund's account monthly when due, provided that PFPC Trust shall promptly account for such fees and charges to the Fund. Adjustments to such fees and charges (if any) will be made in the next monthly payment period.

         The fee for the period from the day of the year this fee letter is entered into until the end of that year shall be prorated according to the proportion which such period bears to the full annual period.

         If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                       Very truly yours,


                                       PFPC TRUST COMPANY

                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------

Agreed and Accepted:


CHESTNUT STREET EXCHANGE FUND

By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------

                                                                     Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 8, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Partners of Chestnut Street Exchange Fund which is also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the headings "Investment Advisory and Other Services-Other Service Providers," and "Financial Statements" in the Statement of Additional Information.




/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP



Two Commerce Square
Philadelphia, Pennsylvania
April 25, 2002

                          CHESTNUT STREET EXCHANGE FUND
                                 (THE "COMPANY")

                                 CODE OF ETHICS


I.       LEGAL REQUIREMENT.

         Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any officer or Managing General Partner of the Company in connection with the purchase or sale by such person of a security "held or to be acquired" by the Company:

                  1. To employ any device, scheme or artifice to defraud the Company;

                  2. To make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

                  4. To engage in any manipulative practice with respect to the Company's investment portfolio.


II.      PURPOSE OF THE CODE OF ETHICS.

         The Company expects that its officers and Managing General Partners will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Company's shareholders first,
(2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

         In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, the Securities and Exchange Commission's 1940 Act Release No. 23958 "Personal Investment Activities of Investment Company Personnel" (August 24,
1999), the "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994 and the Securities and Exchange Commission's September 1994 Report on "Personal Investment Activities of Investment Company Personnel," the Company has determined to adopt this Code of Ethics on behalf of the Company to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

         The Company expects that its investment advisers will adopt a separate code of ethics for its directors, officers and investment personnel that is consistent with the purpose of this Code and applicable regulations.

III.     DEFINITIONS.

         A. An "Access Person" means: (1) each Managing General Partner or officer of the Company; (2) each employee (if any) of the Company (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Company or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (3) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security.

                  For purposes of this Code of Ethics, an "Access Person" does not include any person who is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the Code of Ethics adopted by the Company's investment advisers in compliance with Rule 17j-1 under the 1940 Act.

         B. "Restricted Director" or "Restricted Officer" means each Managing General Partner or officer of the Company who is not also a director, officer, partner, employee or controlling person of the Company's investment advisers, custodian or transfer agent.

         C. An Access Person's "immediate family" includes a spouse, minor children and adults living in the same household as the Access Person.

         D. A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by the Company, or
                  (2) is being or has been considered by the Company or its investment advisers for purchase by the Company. A purchase or sale includes the writing of an option to purchase or sell and any security that is exchangeable for or convertible into, any security that is held or to be acquired by the Company.

         E. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         F.       "Investment Personnel" of the Company means:

                           (i) Any employee of the Company (or of any company in
                  a control relationship to the Company) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company.

                           (ii) Any natural person who controls the Company and
                  who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

         G. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

         H. "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the Government of the United States; bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; and shares of registered open-end investment companies.

         I. "De Minimis Security" means securities issued by any company included in the Standard and Poor's 500 Stock Index and in an amount less than $10,000.


IV.      POLICIES OF THE COMPANY REGARDING PERSONAL SECURITIES TRANSACTIONS.

         A.       GENERAL POLICY.

                  No Access Person of the Company shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

         B.       SPECIFIC POLICIES.

                  1. RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS BY ACCESS PERSONS OTHER THAN RESTRICTED DIRECTORS AND RESTRICTED OFFICERS.

                           a. Except as provided below in paragraph IV.B.1.d., no Access Person who is not a Restricted Director or Restricted Officer may buy or sell Covered Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the Compliance Officer of the Company's investment advisers PRIOR to effecting such security transaction.

                                    A written authorization for such security transaction will be provided by the investment advisers' Compliance Officer to the person receiving the authorization (if granted) and to the person at PFPC Inc. ("PFPC") who has been designated to administer the Company's Code (the "PFPC Delegate") to memorialize the oral authorization that was granted.

                                            NOTE: If an Access Person has
                                            questions as to whether purchasing
                                            or selling a security for his or her
                                            personal portfolio or the portfolio
                                            of a member of his or her immediate
                                            family requires prior oral
                                            authorization, the Access Person
                                            should consult the investment
                                            advisers' Compliance Officer for
                                            clearance or denial of clearance to
                                            trade PRIOR to effecting any
                                            securities transactions.

                           b. Pre-clearance approval under paragraph (a) will expire at the close of business on the trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

                           c. No clearance will be given to an Access Person other than a Restricted Director or Restricted Officer to purchase or sell any Covered Security (1) on a day when the Company has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn or (2) when the investment advisers' Compliance Officer has been advised by the investment adviser that the same Covered Security is being considered for purchase or sale by the Company.

                           d. The pre-clearance requirements contained in paragraph IV.B.1.a, above, shall not apply to the following securities ("Exempt Securities"):

                                    i.       Securities that are not Covered
                                             Securities;

                                    ii.      De Minimis Securities;

                                    iii.     Securities purchased or sold in any
                                             account over which the Access
                                             Person has no direct or indirect
                                             influence or control.

                                    iv.      Securities purchased or sold in a
                                             transaction which is non-volitional
                                             on the part of either the Access
                                             Person or the Company.

                                    v.       Securities acquired as a part of an
                                             automatic dividend reinvestment
                                             plan.

                                    vi.      Securities acquired upon the
                                             exercise of rights issued by an
                                             issuer pro rata to all holders of a
                                             class of its securities, to the
                                             extent such rights were acquired
                                             from such issuer, and sales of such
                                             rights so acquired.

                                    vii.     Securities which the Company is not
                                             permitted to purchase under the
                                             investment objective and policies
                                             set forth in the Company's then
                                             current prospectus under the
                                             Securities Act of 1933 or the
                                             Company's registration statement on
                                             Form N-1A.

                           e. The pre-clearance requirement contained in paragraph IV.B.1.a, above, shall apply to all purchases of a beneficial interest in any security through an Initial Public Offering or a Limited Offering by any Access Person who is also classified as Investment Personnel. A record of any decision and the reason supporting such decision to approve the acquisition by Investment Personnel of Initial Public Offerings or Limited Offerings shall be made by the investment advisers' Compliance Officer.

                  2. RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS BY RESTRICTED DIRECTORS AND RESTRICTED OFFICERS.

                           The Company recognizes that a Restricted Director and a Restricted Officer do not have on-going, day-to-day involvement with the operations of the Company. In addition, it has been the practice of the Company to give information about securities purchased or sold by the Company or considered for purchase or sale by the Company to Restricted Directors and Restricted Officers in materials circulated more than 15 days after such securities are purchased or sold by the Company or are considered for purchase or sale by the Company. Accordingly, the Company believes that less stringent controls are appropriate for Restricted Directors and Restricted Officers, as follows:

                           a. The securities pre-clearance requirement contained in paragraph IV.B.1.a. above shall only apply to a Restricted Director or Restricted Officer if he or she knew or, in the ordinary course of fulfilling his or her official duties as a Managing General Partner or officer, should have known, that during the fifteen day period before the transaction in a Covered Security (other than an Exempt Security) or at the time of the transaction that the Covered Security purchased or sold by him or her other than an Exempt Security was also purchased or sold by the Company or considered for the purchase or sale by the Company.

                           b. If the pre-clearance provisions of the preceding paragraph apply, no clearance will be given to a Restricted Director or Restricted Officer to purchase or sell any Covered Security (1) on a day when the Company has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn or (2) when the investment advisers' Compliance Officer has been advised by the investment advisers that the same Covered Security is being considered for purchase or sale by the Company.


V.       PROCEDURES.

                  In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

                  A. Each Access Person of the Company other than a Managing General Partner who is not an "interested person" of the Company (as defined in the 1940 Act) will submit to the Company's PFPC Delegate an Initial Holdings Report in the form attached hereto as Exhibit A that lists all Covered Securities beneficially owned(1) by the Access Person, except as stated below. This report must be submitted within ten days of becoming an Access Person and must include the title of each security, the number of shares held, and the principal amount of the security. The Report must also include a list of any securities accounts maintained with any broker, dealer or bank.

                  B. Each Access Person of the Company other than a Managing General Partner who is not an "interested person" of the Company (as defined in the 1940 Act) will also submit to the Company's PFPC Delegate an Annual Holdings Report attached hereto as Exhibit A no later than thirty days after the end of the calendar year. Except as stated below, the Annual Holdings Report must list all Covered Securities beneficially owned by the


----------
1. You will be treated as the "beneficial owner" of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

         (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

         (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

                  For interpretive guidance on this test, you should consult counsel.

                           Access Person, the title of each security, the number of shares held, and the principal amount of the security, as well as a list of any securities accounts maintained with any broker, dealer or bank. This information must be current as of a date no more than 30 days before the report is submitted.

                  C. Each Access Person of the Company other than a Restricted Director or Restricted Officer shall direct his or her broker to supply to the Company's PFPC Delegate, on a timely basis, duplicate copies of confirmations of all securities transactions in which the person has, or by reason of such transaction acquires any direct or indirect beneficial ownership and copies of periodic statements for all securities accounts.

                  D. Except as stated below, each Access Person of the Company, other than a Managing General Partner who is not an "interested person" (as defined in the 1940
                           Act), shall submit reports in the form attached hereto as Exhibit B to the Company's PFPC Delegate, showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any Covered Securities were held for the direct or indirect beneficial interest of the Access Person.(2) Such reports shall be filed no later than 10 days after the end of each calendar quarter. An Access Person of the Company need not make a quarterly transaction report under this paragraph if all of the information required by this paragraph V. D. is contained in the brokerage confirmations or account statements required to be submitted under paragraph V.C. and is received by the Company's PFPC Delegate in the time period stated above.

                  E. Each Managing General Partner who is not an "interested person" of the Company need not make an initial or annual holdings report but shall submit the same quarterly report as required under paragraph
                           V. D. to the Company's PFPC Delegate, but only for a transaction in a Covered Security (except as stated below) where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Managing General Partner, should have known that during the 15-day period immediately preceding or after the date of the transaction, such Covered Security is or was purchased or sold, or considered for purchase or sale, by the Company.

                  F. The reporting requirements of this Section V do not apply to securities transactions effected for, and any Covered Securities held in, any account


----------
2. See footnote 1 above.

                           over which an Access Person does not have any direct or indirect influence or control.

                  G. The Company's PFPC Delegate shall notify each Access Person of the Company who may be subject to the pre-clearance requirement or required to make reports pursuant to this Code that such person is subject to the pre-clearance or reporting requirements and shall deliver a copy of this Code to each such person.

                  H. The Company's PFPC Delegate shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports received, and as appropriate compare the reports with the pre-clearance authorization received, and report to the Company's Managing General Partners:

                           a. with respect to any transaction that appears to evidence a possible violation of this Code; and

                           b. apparent violations of the reporting requirement stated herein.

                  I. The Managing General Partners shall consider reports made to it hereunder and shall determine whether the policies established in Sections IV and V of this Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits to the Company.

                  J. The Company's investment advisers shall adopt, maintain and enforce separate codes of ethics with respect to their personnel in compliance with Rule 17j-1 under the 1940 Act, and shall forward to the Company's Treasurer and the Company's counsel copies of such codes and all future amendments and modifications thereto. The Managing General Partners, including a majority of the Managing General Partners who are not "interested persons" of the Company (as defined in the 1940 Act), shall approve this Code of Ethics, and the codes of ethics of the investment advisers of the Company, and any material amendments to such codes. Such approval must be based on a determination that such codes contain provisions reasonably necessary to prevent Access Persons of the Company and its investment advisers from engaging in any conduct prohibited under such codes and under Rule 17j-1 under the 1940 Act. Furthermore, any material changes to an investment advisers' code will be approved by the Managing General Partners at the next scheduled quarterly meeting and in no case more than six months after such change. Before approving any material amendments to the investment advisers' code of ethics, the Managing General Partners must receive a certification from the investment advisers that they have adopted procedures reasonably necessary to prevent Access Persons from violating their code of ethics.

                  K. At each quarterly Managing General Partners' meeting the Company's Treasurer and investment advisers shall provide a written report to the Managing General Partners stating:

                           a. any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by the Company's investment advisers; and

                           b. all disciplinary actions(3) taken in response to such violations.

                  L. At least once a year, the Company's PFPC Delegate and the investment advisers shall provide to the Managing General Partners with respect to both this Code of Ethics and the codes of ethics of the investment advisers, a written report which contains: (a) a summary of existing procedures concerning personal investing by advisory persons and any changes in the procedures during the past year; (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon the Company's experience under this Code of Ethics, industry practices, or developments in applicable laws and regulations; (c) a description of any issues arising under the code of ethics or procedures since the last report, including but not limited to, information about material violations of the code or procedures and sanctions imposed in response to material violations; and (d) a certification that the procedures which have been adopted are those reasonably necessary to prevent Access Persons from violating the respective Codes of Ethics. The Managing General Partners shall consider such written reports no less frequently than annually.

                  M. This Code, the codes of the investment advisers, a copy of each report by an Access Person under this Code (including any written information provided in lieu of the reports under Section V.C.), any record of any violation of this Code and any action taken as a result thereof, any written report hereunder by the Company's PFPC Delegate, the Treasurer or investment advisers pursuant to Section V. L., records of approvals relating to Initial Public Offerings and Limited Offerings, lists of all persons required to make reports and a list of all persons responsible for reviewing such reports shall be preserved with the Company's records for the period and in the manner required by Rule 17j-1.

----------
3. Disciplinary action includes but is not limited to any action that has a material financial effect upon the employee, such as fining, suspending, or demoting the employee, imposing a substantial fine or requiring the disgorgement of profits.

VI.      CERTIFICATION.

         Each Access Person will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by it. Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is attached hereto as Exhibit B.


                                    The Managing General Partners of Chestnut
                                    Street Exchange Fund

                                    EXHIBIT A

                          CHESTNUT STREET EXCHANGE FUND


                                 HOLDINGS REPORT


                  For the Year/Period Ended _______________________
                                               (month/day/year)


                  [ ]    Check Here if this is an Initial Holdings Report


To:  PFPC Inc. As delegate of the
           above listed Fund

                  As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Company:

             Title of                    Number                    Principal
             Security                   of Shares                   Amount
             --------                   ---------                   ------

                  The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:





                  THIS REPORT (I) EXCLUDES TRANSACTIONS WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL, (II) EXCLUDES OTHER TRANSACTIONS NOT REQUIRED TO BE REPORTED, AND (III) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.



Date:                                 Signature:
     ----------------------                     --------------------------------

                                      Print Name:
                                                 -------------------------------

                                    EXHIBIT B

                          CHESTNUT STREET EXCHANGE FUND

                          SECURITIES TRANSACTION REPORT


             For the Calendar Quarter Ended _______________________
                                                (month/day/year)


To:  PFPC Inc. , as delegate of the
           above listed Fund

                  During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Company:

                                                                    Nature of           Broker/Dealer
                                                Interest Rate      Transaction             or Bank
            Date of    Number of  Principal     and Maturity        (Purchase,          Through Whom
Security  Transaction   Shares     Amount    Date (if applicable)  Sale, Other)  Price     Effected
--------  -----------   ------     ------    --------------------  ------------  -----     --------



                  During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

                  1. The name of the broker, dealer or bank with whom I established the account:

                  2.       The date the account was established:


                  THIS REPORT (I) EXCLUDES TRANSACTIONS WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL, (II) EXCLUDES OTHER TRANSACTIONS NOT REQUIRED TO BE REPORTED, AND (III) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.



Date:                          Signature:
     -------------------                 ---------------------------------------

                               Print Name:
                                          --------------------------------------

                                    EXHIBIT C

                          CHESTNUT STREET EXCHANGE FUND


                               ANNUAL CERTIFICATE



                  Pursuant to the requirements of the Code of Ethics of Chestnut Street Exchange Fund, the undersigned hereby certifies as follows:

                  1.       I have read the Company's Code of Ethics.

                  2. I understand the Code of Ethics and acknowledge that I am subject to it.

                  3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.



         Date:                               ___________________________________
                                                          Print Name



                                             ___________________________________
                                                           Signature